Exhibit 10.1

Amendment to Credit Agreement
This agreement is dated as of January 10, 2008, by and between Park National Corporation (the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Bank”), and its successors and assigns. The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).
WHEREAS, the Borrower and the Bank entered into a credit agreement dated March 12, 2007, as amended (if applicable) (the “Credit Agreement”); and
WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;
NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1.	DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:
2.1	From and after the Effective Date, the provision in the Credit Agreement under Section 1.2 captioned “Facility A (Line of Credit).” is hereby amended and restated to read as follows:
1.2	Facility A (Line of Credit). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $50,000,000.00 in the aggregate at any one time outstanding (“Facility A”). Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.
2.2	From and after the Effective Date, Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
4.1	Financial Information. Furnish to Bank in Proper Form (1) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit A, Reporting Requirements, Financial Covenants and Compliance Certificate attached to the Amendment to Credit Agreement dated as of January 10, 2008, by and between the Borrower and the Bank (the “Amendment”) and incorporated herein by reference; (2) within the time required by Exhibit A attached to the Amendment, a certificate in the form of Exhibit A attached to the Amendment signed or otherwise authenticated and certified by the chief financial officer or president of the Party required to submit the information; (3) to the extent permitted by applicable Legal Requirements, promptly after the same are available, copies of each annual report or financial statement or other report or communication sent by the Borrower to the shareholders of the Borrower; each registration statement which the Borrower or any Subsidiary may file with any Governmental Authority or with any securities exchange; (4) promptly after a request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (5) copies of special audits, studies, reports and analyses prepared for the management of the Borrower, any of its Subsidiaries or any other Obligor by outside parties as the Bank may reasonably request from time to time; and (6) such other information relating to the financial condition, prospects and affairs of the Borrower, each other Obligor and their respective Subsidiaries as the Bank may reasonably request from time to time. Nothing in this agreement shall require the Borrower to provide any information to the Bank which the Borrower, any other Obligor or any of their respective Subsidiaries is prohibited by Legal Requirements to disclose. All proceeds of any collateral shall be deposited in an account maintained with Bank.
3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.

4.	BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.

5.	FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

6.	EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank, and the Bank shall have received from the Borrower the following documents: Line of Credit Note.

7.	ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

8.	NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.

Borrower: Park National Corporation
By:	/s/ John W. Kozak
	John W. Kozak	Senior VP and CFO
	Printed Name	Title
Date Signed: January 10, 2008

Bank: JPMorgan Chase Bank, N.A.
By:	/s/ Chris Cavacini
	Chris Cavacini	Vice President
	Printed Name	Title
Date Signed: January 10, 2008

EXHIBIT A to Credit Agreement between
Park National Corporation
(the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Bank”)
dated as of March 12, 2007, as same may be amended, restated and supplemented in writing.
REPORTING REQUIREMENTS, FINANCIAL COVENANTS AND
COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD ENDING                                           , 200__ (“END DATE”)
A.	REPORTING PERIOD. THIS EXHIBIT WILL BE IN PROPER FORM AND SUBMITTED WITHIN 45 DAYS OF THE END OF EACH CALENDAR QUARTER INCLUDING THE LAST REPORTING PERIOD OF THE FISCAL YEAR.
BORROWER’S FISCAL YEAR ENDS ON                                         , 200__.

B. Financial Reporting. The Borrower will provide the following financial information in Proper Form within the times indicated:			Compliance Certificate
WHO	WHEN DUE	WHAT	(Circle)

The Borrower and the Borrower’s Subsidiaries	(i) Within 90 days of fiscal year end	Annual report and financial statements (balance sheet, income statement, cash flow statement) audited (with unqualified opinion) by independent certified public accountants satisfactory to the Bank and prepared in accordance with generally accepted accounting principles, consistently applied on consolidated and consolidating bases, accompanied by this Compliance Certificate	Yes No

	(ii) Within 45 days of each Reporting Period End Date, including the final period of the fiscal year	A copy of all call reports filed with any Governmental Authority for each of the Borrower’s financial institution Subsidiaries	Yes No

	(iii) Within 45 days of each Reporting Period End Date, excluding the final period of the fiscal year	A copy of the Borrower’s quarterly call report as filed with its primary federal Governmental Authority	Yes No
C. Other Required Covenants to be maintained and/or to be specifically certified.

Compliance
REQUIRED	ACTUAL REPORTED	(Circle)

(i) Borrower shall maintain at all times its categorization as ’Well Capitalized’ as defined by the regulations of the FDIC (or other primary federal Governmental Authority). [Section 4.8]	Well Capitalized? Yes No	Yes No

Yes No
(ii) Borrower shall cause each of its financial institution Subsidiaries to maintain at all times its categorization as ‘Well Capitalized’ as defined by the regulations of the FDIC (or other primary federal Governmental Authority). [Section 4.9]
Well Capitalized? Yes No

THE ABOVE SUMMARY REPRESENTS SOME OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT A AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.
The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower’s most recent Compliance Certificate (if any):
☐	No default or Event of Default has occurred under the agreement during the current Reporting Period, or been discovered from a prior period, and not reported.

☐	A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:
☐ was cured on .

☐ was waived by the Bank in writing on .

☐ is continuing.
Description of Event of Default: _____________________________________________________________________________________

Executed this ___ day of                                         , 200___.

PARK NATIONAL CORPORATION
By:
Name:
Title:

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